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                                                             EXHIBIT 10(l)(i)


                               AMENDMENT NO. 1 TO
                          EMPLOYMENT AGREEMENT BETWEEN
                         UST CORP. AND NEAL F. FINNEGAN
                         ------------------------------

         This Agreement, dated as of August 2, 1993, constitutes Amendment No. 1 to the Employment Agreement (the "Agreement"), dated as of April 20, 1993, by and between UST Corp. ("UST"), a bank holding company with its principal place of business in Boston, Massachusetts, and Neal F. Finnegan, a resident formerly of Rowayton, Connecticut and now of Cohasset, Massachusetts (the "Employee").

                                   WITNESSETH
                                   ----------

         WHEREAS, UST wishes to strengthen certain of the stock compensation elements of the Employee's Agreement with UST in order to more directly align the economic interests of the Employee with those of UST's stockholders; and

         WHEREAS, the additional stock compensation and reduced stock option exercise prices provided by this Amendment No. 1 to the Agreement have been recommended to UST by UST's investment banking advisors, Fox-Pitt, Kelton Limited and are desired by and acceptable to the Employee, and

         WHEREAS, UST and the Employee desire to conform Employee's remuneration with respect to business use of automobiles and clubs to UST's general policy of reimbursement for senior executives as of January 1, 1994.

         NOW THEREFORE, in consideration of the premises and the mutual covenants contained in the Agreement as modified by this Amendment No. 1, the parties do hereby agree as follows:
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         1.  The second paragraph of Article II of the Agreement is hereby amended so that the revised paragraph reads in its entirety as follows:

                 "Moreover, the Employee will be granted by UST's Board of Directors, stock options under UST Corp.'s Stock Compensation Plan (the "Plan") having the terms described herein which will enable the Employee to purchase up to an aggregate of 150,000 shares (subject to anti-dilution provisions ) of UST Corp. Common Stock. Such options shall vest (subject to a change-in-control) at a rate of 50,000 shares per year over three years with each 50,000 share annual segment having five (5) parts: 13,333 shares exercisable at a price of $7.50 per share; 16,667 shares exercisable at $8 per share; 3,333 shares exercisable at $9 per share; 6,667 shares exercisable at $10 per share; and 10,000 shares exercisable at $12 per share. Any options which are exercisable at a price lower than the fair market value of UST Common Stock on the date of grant shall be nonstatutory options; options with prices equal to or higher than such fair market value beginning with the lowest such prices, subject to the limits of applicable law and regulation, shall be incentive stock options."

         2. An additional paragraph will be added to Article II of the Agreement and inserted between the current second and third paragraphs of the Agreement. This new, additional paragraph (which results in Article II as modified having five paragraphs) will read in its entirety as follows:

                 "In addition to the foregoing, UST's Board of Directors will, effective January 3, 1994, grant the Employee stock options under UST Corp.'s Stock Compensation Plan which will enable the Employee to acquire an additional 200,000 shares of UST Corp. Common Stock at an exercise price of $9.00 per share. These Options will vest 1/3 on April 20, 1994, 1/3 on April 20, 1995 and 1/3 on April 20, 1996,
         unless vesting is accelerated in accordance with the provisions of the Stock Compensation Plan."

         3. The first paragraph of Article II of the Agreement is hereby amended to delete the third and fourth sentences of such first paragraph. The foregoing sentences related to UST payments to Employee for business use of an automobile and annual dues at the Bay Club as well as at one country


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club.  The Employee shall, in accordance with revised UST exclusive compensation policies (and effective on the dates of the respective implementation of such policies), in lieu of such payment receive an upward salary adjustment to reflect the reasonable value of such benefits surrendered.

         IN WITNESS WHEREOF, the parties hereto have cause this Amendment No. 1 to the Agreement to be executed in duplicate originals as of the date first written above.

                                        UST CORP.



                                        By:/s/ Paul M. Siskind
                                           -------------------
                                            Paul M. Siskind

                                        Title:   Chairman of the Board
                                              --------------------------


                                        /s/ Neal F. Finnegan
                                        --------------------
                                        Neal F. Finnegan (Employee)